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FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2004

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)
9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 12. Results of Operations and Financial Condition

        On February 3, 2004, Evolving Systems, Inc. ("Evolving Systems") issued a press release announcing its bookings for the fourth quarter of 2003 and reaffirming its guidance for 2003. The full text of Evolving Systems' press release is furnished herewith as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.
Dated: February 3, 2004	By:	/s/ STEPHEN K. GARTSIDE, JR. Stephen K. Gartside, Jr. Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release Issued by Evolving Systems, Inc. ("Evolving Systems") announcing its bookings for the fourth quarter of 2004. The full text of Evolving Systems' press release is furnished herewith as Exhibit 99.1.

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  Item 12. Results of Operations and Financial Condition
SIGNATURES
EXHIBIT INDEX